UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 5, 2005

(Date of earliest event reported)

LaserCard Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-6377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 N. Shoreline Boulevard, Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 969-7277

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Signatures

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 6, 2005, the Registrant engaged Odenberg, Ullakko & Muranishi & Co. LLP (“OUM”) to be its new independent registered accounting firm to audit Registrant’s financial statements.

During Registrant’s prior two fiscal years and during the current fiscal year through January 6, 2005, Registrant did not consult with OUM regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, (b) the type of audit opinion that might be rendered on the Registrant’s financial statements, or (c) any matter which was the subject of either a disagreement or a reportable event as such terms are defined in Item 304(a)(1) of Regulation S-K and its related instructions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 5, 2005, the Registrant appointed A.J. “Bert” Moyer to its Board of Directors and Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 7th day of January, 2005.

LaserCard Corporation
(Registrant)
By:	/s/ STEVEN G. LARSON
Steven G. Larson
Vice President, Finance and Chief Financial Officer